Exhibit 99.1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JEFFERSON BANCSHARES, INC.

PROXY CARD

SPECIAL MEETING OF SHAREHOLDERS

            , 2014

The undersigned hereby appoints                              and each of them, with full power of substitution, to act as proxies for the undersigned and to vote all shares of common stock of Jefferson Bancshares, Inc. which the undersigned is entitled to vote at the special meeting of shareholders to be held on             , 2014 at     :         .m. local time, at                             , and at any and all adjournments thereof, as follows:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR

VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

JEFFERSON BANCSHARES, INC. — SPECIAL MEETING OF SHAREHOLDERS

            , 2014

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the internet at and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

	FOR	AGAINST	ABSTAIN

1.      The approval of the Agreement and Plan of Merger, dated as of January 22, 2014, by and between HomeTrust Bancshares, Inc. and Jefferson Bancshares, Inc., pursuant to which Jefferson Bancshares, Inc. will merge with and into HomeTrust Bancshares, Inc.

	/ /	/ /	/ /

	FOR	AGAINST	ABSTAIN
2. A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Agreement and Plan of Merger.	/ /	/ /	/ /

	FOR	AGAINST	ABSTAIN
3. The approval, on an advisory (non-binding) basis, of compensation that may become payable to certain executive officers of Jefferson Bancshares, Inc. in connection with the merger.	/ /	/ /	/ /

The Board of Directors recommends a vote “FOR” each of the proposals listed above.

Mark here for address change and note change                                          /    /

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

Should the undersigned be present and elect to vote in person at the meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company before the execution of this proxy of a proxy/statement prospectus dated             , 2014.

Dated: ,

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,

PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

INSTRUCTIONS FOR VOTING YOUR PROXY

Shareholders of record have three alternative ways of voting their proxies:

1.	By Mail (traditional method); or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to     :         .m., Eastern time, on                     , 2014.

VOTE BY TELEPHONE It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone	VOTE BY INTERNET It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.      Read the accompanying Proxy Statement and Proxy Card.

2.      Call the toll-free number

                                      .

3.      Enter your 9 digit Number

         located on your Proxy Card below.

4.      Follow the recorded instructions.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Go to the Website

                                              .

3. Enter your 9 digit Number

    located on your Proxy Card below.

4. Follow the recorded instructions.

Your vote is important! Call anytime!	Your vote is important! Go to

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.